Exhibit 99.1

PodcastOne Reports Q2 Fiscal Year 2024 Revenue of $10.5M and Adjusted EBITDA* of $500K

●	Revenue of $21.1M and Adjusted EBITDA* of $866K for First Six Months Fiscal 2024

●	Senior Management Will Host a Live Conference Call and Audio Webcast Beginning at 1:30 P.M. ET on Thursday, November 9, 2023

LOS ANGELES, CA, Nov. 9, 2023 -- PodcastOne (Nasdaq: PODC), a leading podcast platform and a subsidiary of LiveOne (Nasdaq: LVO), announced today its operating results for the second fiscal quarter of its fiscal year ending March 31, 2024 (“Q2 Fiscal 2024”).

PodcastOne’s President and Co-Founder, Kit Gray, commented, “As we continue to execute across all aspects of our business, we expect to report both record revenue and record positive Adjusted EBITDA in Fiscal 2024. Moreover, we remain opportunistic with respect to acquiring accretive podcast shows and podcast networks.”

Recent and Q2 Fiscal 2024 Highlights

●	In September 2023, LiveOne completed the spinout of PodcastOne as a separate publicly traded Nasdaq company whereby approximately 4.2 million shares of PodcastOne were issued to LiveOne shareholders as a Special Dividend.

●	LiveOne currently owns approximately 81% of PodcastOne and it will continue to consolidate PodcastOne’s financial results.

●	PodcastOne became the first podcast network to grant its podcast talent and all company employees shares of PodcastOne stock as part of its NASDAQ Listing

●	PodcastOne was ranked 10th in PODTRAC’s Podcast Industry Top Publishers Rankings for October 2023 with a U.S. Unique Monthly Audience of ~6.0 million and Global Downloads and Streams of ~34.7 million.

●	PodcastOne has increased its slate of exclusive shows to 177 original titles.

Q2 Fiscal 2024 vs Q2 Fiscal 2023 Results Summary (in $000’s, except per share; unaudited)

	Three Months Ended September 30,		Six Months Ended September 30,
	2023	2022	2023	2022

Revenue	$10,516	$8,497	$21,153	$17,213
Operating income (loss)	$(1,426)	$198	$(1,233)	$(283)
Total other income (expense)	$(9,447)	$(655)	$(9,850)	$(655)
Net income (loss)	$(10,873)	$(457)	$(11,083)	$(938)
Adjusted EBITDA*	$(528)	$554	$866	$408
Net income (loss) per share basic and diluted	$(0.52)	$(0.00)	$(0.54)	$(0. 01)

Q2 Fiscal 2024 Results Summary Discussion

For Q2 Fiscal 2024, PodcastOne posted revenue of $10.5 million, a 24.5% increase as compared to $8.5 million in the same period in the prior year.

Q2 Fiscal 2024 Operating Loss was ($1.4) million compared to Operating Income of $0.2 million in the second fiscal quarter for its fiscal year ended March 31, 2023 (“Q2 Fiscal 2023”). The $1.6 million decrease in Operating Income was largely a result of an increase in operating expenses.

Q2 Fiscal 2024 Adjusted EBITDA* was $0.5 million, as compared to Q2 Fiscal 2023 Adjusted EBITDA* of $0.6 million.

PodcastOne’s senior management will host a live conference call and audio webcast to provide a business update and discuss its operating and financial results beginning at 1:30 p.m. ET / 10:30 a.m. PT on Thursday, November 9, 2023.

Conference Call and Webcast:

WHEN: Thursday, November 9th
TIME: 1:30 PM ET / 10:30 AM PT
DIAL-IN (Toll Free): (888) 350-3870
DIAL IN NUMBER (Local): (646) 960-0308
ACCESS CODE: 3329141

Replay Number:
US (Local): (647) 362-9199
Access Code: 3329141

Webcast – Both the live webcast and a replay can be accessed on the Investor Relations section of PodcastOne’s website at Events | PodcastOne.

The webcast can also be accessed at: https://events.q4inc.com/attendee/855655388

About PodcastOne, Inc.

PodcastOne (Nasdaq: PODC) is a Los Angeles based podcast network founded in 2012 by Kit Gray and Norm Pattiz providing creators and advertisers with a full 360-degree solution in sales, marketing, public relations, production, and distribution delivering over 2.1 billion downloads per year with a community of 250 of the top podcasters, including Adam Carolla, Kaitlyn Bristowe, Jordan Harbinger, LadyGang, and A&E’s Cold Case Files. PodcastOne has built a distribution network reaching over 1 billion listeners a month across all of its own properties, LiveOne (Nasdaq: LVO), Spotify, Apple Podcasts, iHeartRadio, Samsung and over 150 shows exclusively available in Tesla vehicles. PodcastOne is also the parent company of LaunchpadOne, an innovative self-serve platform developed to launch, host, distribute and monetize independent user-generated podcasts. For more information, visit podcastone.com and follow us on Facebook, Instagram, YouTube and Twitter at @podcastone. For more investor information, please visit ir.podcastone.com.

Forward-Looking Statements

All statements other than statements of historical facts contained in this press release are “forward-looking statements,” which may often, but not always, be identified by the use of such words as “may,” “might,” “will,” “will likely result,” “would,” “should,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “continue,” “target” or the negative of such terms or other similar expressions. These statements involve known and unknown risks, uncertainties and other factors, which may cause actual results, performance or achievements to differ materially from those expressed or implied by such statements, including: LiveOne’s reliance on one key customer for a substantial percentage of its revenue; LiveOne’s and PodcastOne’s ability to consummate any proposed financing, acquisition, spin-out, special dividend, merger, distribution or transaction, including the spin-out of LiveOne’s pay-per-view business, the timing of the consummation of any such proposed event, including the risks that a condition to the consummation of any such event would not be satisfied within the expected timeframe or at all, or that the consummation of any proposed financing, acquisition, spin-out, merger, special dividend, distribution or transaction will not occur or whether any such event will enhance shareholder value; Slacker’s ability to list on a national exchange; PodcastOne’s ability to continue as a going concern; PodcastOne’s ability to attract, maintain and increase the number of its users and paid members; PodcastOne identifying, acquiring, securing and developing content; LiveOne’s intent to repurchase shares of its and PodcastOne’s common stock from time to time under LiveOne’s announced stock repurchase program and the timing, price, and quantity of repurchases, if any, under the program; PodcastOne’s ability to maintain compliance with certain financial and other covenants; PodcastOne successfully implementing its growth strategy, including relating to its technology platforms and applications; management’s relationships with industry stakeholders; the effects of the global Covid-19 pandemic; uncertain and unfavorable outcomes in legal proceedings; changes in economic conditions; competition; risks and uncertainties applicable to the businesses of PodcastOne’s subsidiaries; and other risks, uncertainties and factors including, but not limited to, those described in PodcastOne’s Annual Report on Form 10-K for the fiscal year ended March 31, 2023, filed with the U.S. Securities and Exchange Commission (the “SEC”) on June 29, 2023, Quarterly Report on Form 10-Q for the quarter year ended June 30, 2023, filed with the SEC on August 15, 2023, and in PodcastOne’s other filings and submissions with the SEC. These forward-looking statements speak only as of the date hereof, and PodcastOne disclaims any obligation to update these statements, except as may be required by law. PodcastOne intends that all forward-looking statements be subject to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995.

* About Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with the accounting principles generally accepted in the United States of America (“GAAP”), we present Contribution Margin (Loss) and Adjusted Earnings Before Interest Tax Depreciation and Amortization (“Adjusted EBITDA”), which are non-GAAP financial measures, as measures of our performance. The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, or as a substitute for, or superior to, operating loss and or net income (loss) or any other performance measures derived in accordance with GAAP or as an alternative to net cash provided by operating activities or any other measures of our cash flows or liquidity.

We use Contribution Margin (Loss) and Adjusted EBITDA to evaluate the performance of our operating segment. We believe that information about these non-GAAP financial measures assists investors by allowing them to evaluate changes in the operating results of our business separate from non-operational factors that affect operating income (loss) and net income (loss), thus providing insights into both operations and the other factors that affect reported results. Adjusted EBITDA is not calculated or presented in accordance with GAAP. A limitation of the use of Adjusted EBITDA as a performance measure is that it does not reflect the periodic costs of certain amortizing assets used in generating revenue in our business. Accordingly, Adjusted EBITDA should be considered in addition to, and not as a substitute for operating income (loss), net income (loss), and other measures of financial performance reported in accordance with GAAP. Furthermore, this measure may vary among other companies; thus, Adjusted EBITDA as presented herein may not be comparable to similarly titled measures of other companies.

Contribution Margin (Loss) is defined as Revenue less Cost of Sales. Adjusted EBITDA is defined as earnings before interest, other (income) expense, income tax expense, depreciation and amortization and before (a) non-cash GAAP purchase accounting adjustments for certain deferred revenue and costs, (b) legal, accounting and other professional fees directly attributable to acquisition activity, (c) employee severance payments and third party professional fees directly attributable to acquisition or corporate realignment activities, (d) certain non-recurring expenses associated with legal settlements or reserves for legal settlements in the period that pertain to historical matters that existed at acquired companies prior to their purchase date and a one-time minimum guarantee to effectively terminate a live events distribution agreement post COVID-19, (e) depreciation and amortization (including goodwill impairment, if any), and (f) certain stock-based compensation expense. Management does not consider these costs to be indicative of our core operating results.

With respect to projected full year 2024 Adjusted EBITDA, a quantitative reconciliation is not available without unreasonable efforts due to the high variability, complexity and low visibility with respect to purchase accounting adjustments, acquisition-related charges and legal settlement reserves excluded from Adjusted EBITDA. We expect that the variability of these items to have a potentially unpredictable, and potentially significant, impact on our future GAAP financial results.

For more information on these non-GAAP financial measures, please see the tables entitled “Reconciliation of Non-GAAP Measure to GAAP Measure” included at the end of this release.

PodcastOne IR Contact:

Kirin Smith
PCG Advisory
(646) 823-8656
ksmith@pcgadvisory.com

PodcastOne Press Contact:

(310)246-4600
Susan@Guttmanpr.com

Financial Information

The tables below present financial results for the three and six months ended September 30, 2023 and 2022.

PodcastOne, Inc.

Consolidated Statements of Operations (Unaudited)

(In thousands, except share and per share amounts)

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2023	2022	2023	2022

Revenue:	$10,516	$8,497	$21,153	$17,213

Operating expenses:
Cost of sales	9,057	6,328	17,279	12,909
Sales and marketing	1,451	1,226	2,701	2,816
Product development	28	43	55	108
General and administrative	1,215	676	2,135	1,612
Amortization of intangible assets	191	26	216	51
Total operating expenses	11,942	8,299	22,386	17,496
(Loss) income from operations	(1,426)	198	(1,233)	(283)

Other income (expense):
Interest expense, net	(654)	(1,382)	(2,247)	(1,382)
Change in fair value of derivative	(8,793)	865	(7,603)	865
Other income (expense)	-	(138)	-	(138)
Total other expense, net	(9,447)	(655)	(9,850)	(655)

Loss before provision for income taxes	(10,873)	(457)	(11,083)	(938)

Provision for income taxes	-	-	-	-
Net loss	$(10,873)	$(457)	$(11,083)	$(938)

Net loss per share – basic and diluted	$(0.52)	$(0.00)	$(0.54)	$(0.01)
Weighted average common shares – basic and diluted	20,714,161	147,984,230	20,357,080	147,984,230

PodcastOne, Inc.

Consolidated Balance Sheets (Unaudited)

(In thousands)

	September 30,	March 31,
	2023	2023
	(Unaudited)	(Audited)
Assets
Current Assets
Cash and cash equivalents	$491	$3,562
Accounts receivable, net	9,693	6,876
Prepaid expense and other current assets	967	1,006
Total Current Assets	11,151	11,444
Property and equipment, net	236	242
Goodwill	12,041	12,041
Intangible assets, net	2,821	732
Related party receivable	2,166	3,768
Total Assets	$28,415	$28,227

Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable and accrued liabilities	$8,119	$6,898
Bridge loan, net	-	7,155
Derivative liabilities	-	4,767
Related party payable	2,426	2,288
Total Current Liabilities	10,545	21,108
Related party payable	256	-
Total Liabilities	10,801	21,108

Commitments and Contingencies

Stockholders’ Equity
Common stock, $0.00001 par value; 200,000,000 shares authorized; 23,059,837 and 20,000,000 shares issued and outstanding as of September 30, 2023 and March 31, 2023, respectively	-	-
Additional paid in capital	43,576	19,785
Accumulated deficit	(25,962)	(12,666)
Total stockholders’ equity	17,614	7,119
Total Liabilities and Stockholders’ Equity	$28,415	$28,227

PodcastOne, Inc.
Reconciliation of Non-GAAP Measure to GAAP Measure
Adjusted EBITDA* Reconciliation (Unaudited)
(In thousands)

				Non-
				Recurring
		Depreciation		Acquisition and	Other	(Benefit)
	Net Income	and	Stock-Based	Realignment	(Income)	Provision	Adjusted
	(Loss)	Amortization	Compensation	Costs (1)	Expense (2)	for Taxes	EBITDA*
Three Months Ended September 30, 2023
Total	$(10,873)	$62	$1,173	$719	$9,447	$-	$528

Three Months Ended September 30, 2022
Total	$(457)	$56	$300	$-	$655	$-	$554

				Non-
				Recurring
		Depreciation		Acquisition and	Other	(Benefit)
	Net Income	and	Stock-Based	Realignment	(Income)	Provision	Adjusted
	(Loss)	Amortization	Compensation	Costs (1)	Expense (2)	for Taxes	EBITDA*
Six Months Ended September 30, 2023
Total	$(11,083)	$123	$1,257	$719	$9,850	$-	$866

Six Months Ended September 30, 2022
Total	$(938)	$105	$586	$-	$655	$-	$408

(1)	Other Non-Operating and Non-Recurring Costs include outside legal, accounting and other professional fees directly attributable to acquisition activity in the period, in addition to certain non-recurring expenses associated with legal settlements or reserves for legal settlements in the period that pertain to historical matters that existed at certain acquired companies prior to their purchase date and non-recurring employee severance payments and to a lesser extent, a one-time minimum guarantee to effectively terminate a live-event distribution agreement post COVID-19.

(2)	Other (income) expense above primarily includes interest expense, net, change in fair value of derivative liabilities, forgiveness of PPP loans, and loss on extinguishment of debt. These are included in the statement of operations in other income (expense) and are an add back to net loss above in the reconciliation of Adjusted EBITDA* to loss.

*	See the definition of Adjusted EBITDA under “About Non-GAAP Financial Measures” within this release.

PodcastOne, Inc.
Reconciliation of Non-GAAP Measure to GAAP Measure

Contribution Margin* Reconciliation (Unaudited)
(In thousands)

	Three Months Ended
	September 30,
	2023	2022

Revenue:	$10,516	$8,497
Less:
Cost of sales	(9,057)	(6,328)
Amortization of developed technology	(58)	(45)
Gross Profit	1,401	2,124

Add back amortization of developed technology:	58	45
Contribution Margin*	$1,459	$2,169

	Six Months Ended
	September 30,
	2023	2022

Revenue:	$21,153	$17,213
Less:
Cost of sales	(17,279)	(12,909)
Amortization of developed technology	(112)	(97)
Gross Profit	3,762	4,207

Add back amortization of developed technology:	112	97
Contribution Margin*	$3,874	$4,304

*	See the definition of Contribution Margin under “About Non-GAAP Financial Measures” within this release.